Scholastic Reports Fiscal 2025 Second Quarter Results
Company Reaffirms Fiscal 2025 Guidance
Revolving Credit Facility Upsized to $400 Million

New York – December 19, 2024 – Scholastic Corporation (NASDAQ: SCHL), the global children’s publishing, education and media company, today reported financial results for the Company’s fiscal second quarter ended November 30, 2024.

Peter Warwick, President and Chief Executive Officer, said, “Scholastic’s proprietary school-based channels continued to deliver the joy and excitement of books and reading this fall, and our publishing and entertainment divisions moved ahead with exciting plans for this fiscal year and next. As we outlined when announcing our first quarter earnings, second quarter results were lower than a year ago, primarily reflecting the timing of this year’s publishing releases. Confident in our ability to navigate a dynamic market and achieve our plan for the remainder of the year, we have reaffirmed our guidance for fiscal 2025.

“The reach and impact of Scholastic Book Fairs continue to grow, as schools booked the largest number of fall fairs since the pandemic. Our Book Clubs also experienced positive momentum on new promotions and improved engagement among children and families. Multiple new releases – including Christmas at Hogwarts and The Christmas Pig in paperback by J.K. Rowling and the final book in Aaron Blabey’s Bad Guys® series: The Bad Guys in One Last Thing – maintained Scholastic's presence at the top of bestseller lists. We also continued to benefit from the addition of 9 Story Media Group. We executed on an integrated development and production slate, including digital-first growth opportunities, and expanded the reach and monetization of Scholastic IP on advertising-supported platforms leveraging 9 Story’s distribution capabilities.

“Looking at the remainder of the year, Scholastic published the thirteenth book in Dav Pilkey’s global bestselling series, Dog Man: Big Jim Begins, earlier this month. With millions of young readers across the globe driving the title to the number one bestselling book in the U.S. and Canada, as well as the number one bestselling children’s book in the UK and Australia, Scholastic will benefit across our channels and geographies, demonstrating our strategic advantages as a global children’s book publisher and seller. Later this fiscal year, in March 2025, we will release the highly anticipated fifth book in Suzanne Collins’ bestselling Hunger Games® series, Sunrise on the Reaping, proving again that strategy.

“Scholastic’s trusted brand, bestselling IP, global scale and differentiated business models offer multiple opportunities to drive long-term profitable growth in our core markets while expanding beyond with new models, channels and products. With a strong balance sheet, including a recently upsized, $400 million revolving credit facility, and a history of robust free cash conversion, we remain committed to continuing to invest in these growth opportunities, while returning excess cash to shareholders.”

Fiscal 2025 Q2 Review

In $ millions	Second Quarter		Change
	Fiscal 2025	Fiscal 2024	$	%
Revenues	$544.6	$562.6	$(18.0)	(3)%

Operating income (loss)	$74.7	$101.3	$(26.6)	(26)%
Earnings (loss) before taxes	$70.0	$101.5	$(31.5)	(31)%
Diluted earnings (loss) per share	$1.71	$2.45	$(0.74)	(30)%

Operating income (loss), ex. one-time items *	$78.9	$101.3	$(22.4)	(22)%
Diluted earnings (loss) per share, ex. one-time items *	$1.82	$2.45	$(0.63)	(26)%

Adjusted EBITDA *	$108.7	$124.0	$(15.3)	(12)%
* Please refer to the non-GAAP financial tables attached

Revenues decreased 3% to $544.6 million, reflecting timing-related factors in the Children’s Book Publishing and Distribution segment, including the current year’s publishing plan and fall fair bookings compared to the prior year, as well as lower supplemental curriculum and collections product sales in Education Solutions, partly offset by the contribution of 9 Story Media Group, recorded in the Entertainment segment.

Operating income decreased 26% to $74.7 million in the quarter, including $4.2 million in one-time charges, compared to $101.3 million a year ago. Excluding one-time charges in both periods, operating income decreased 22% from a year ago. Adjusted EBITDA (a non-GAAP measure of operations explained in the accompanying tables) decreased 12% to $108.7 million. These results reflect lower operating income in the Children’s Book Publishing and Distribution and Education Solutions segments, primarily due to lower revenues.

Quarterly Results

Children’s Book Publishing and Distribution

In the fiscal second quarter, the Children’s Book Publishing and Distribution segment’s revenues decreased 6% to $367.0 million.

•Book Fairs revenues were $231.0 million, down 5% from the prior year period, reflecting a larger number of fall-season fairs booked in December compared to the prior year period, which contributed to lower fair count in the quarter. Slightly lower average revenue per fair, driven by the addition of smaller fairs on higher targeted fair count, also contributed to lower revenue year over year. Participation at Book Fairs is expected to remain strong in the remainder of the school year, with fair count on track to achieve 90,000 fairs in fiscal 2025.

~~•~~Book Clubs revenues were $33.2 million, up 2% from the prior year period, primarily reflecting an increase in revenue per sponsor. After strategically transitioning Book Clubs to a smaller, more profitable core business in fiscal 2024, the Company continues to adapt and implement new strategies to reengage customers.

•Consolidated Trade revenues were $102.8 million, down 13% from the prior year period, primarily reflecting lower frontlist sales compared to the prior year period when the Company benefited from the release of multiple new titles in major franchises and series. Fiscal 2025 revenues are expected to benefit from new releases in the second half of the fiscal year, including the release earlier this month of Big Jim Begins, the newest book in Dav Pilkey’s Dog Man® series, and the
March 2025 release of Sunrise on the Reaping, the fifth book in Suzanne Collins’ Hunger Games® series.

Segment operating income was $102.1 million, compared to $111.6 million a year ago. The year-over-year decline was primarily driven by lower timing-related sales in Trade and Book Fairs on relatively consistent operating expenses.

Education Solutions

Education Solutions revenues decreased 12% to $71.2 million, related to lower spending on supplemental curriculum products, as school districts adopt and implement new core programs. Segment operating loss was $0.5 million, compared to segment operating income of $5.8 million in the prior period, primarily reflecting lower segment revenues.

Entertainment

Segment revenues were $16.8 million, primarily reflecting the addition of 9 Story Media Group revenues. Segment operating loss was $4.7 million, which included one-time charges of $0.8 million. Excluding one-time charges, adjusted segment operating loss was $3.9 million reflecting the contribution from 9 Story Media Group. As part of the acquisition, the Company incurred $2.4 million of intangible amortization during the quarter. Excluding the amortization, operating loss was $1.5 million.

International

Excluding favorable foreign currency exchange of $1.9 million, International revenues decreased 2% to $86.7 million, reflecting lower revenues in Australia in a soft retail market. Segment operating income was $5.7 million, which includes one-time charges of $1.4 million, compared to $8.0 million in the prior year period. Excluding one-time charges, adjusted operating income decreased $0.9 million, driven by lower revenues.

Overhead

Overhead costs were $27.9 million, which included one-time charges of $2.0 million, compared to $23.3 million in the prior year period. Excluding one-time charges, adjusted overhead costs increased $2.6 million driven by the impact of higher employee benefit costs.

Capital Position and Liquidity

In $ millions	Second Quarter		Change
	Fiscal 2025	Fiscal 2024	$	%
Net cash (used) provided by operating activities	$71.2	$109.7	$(38.5)	(35)%
Additions to property, plant and equipment and prepublication expenditures	(16.6)	(21.1)	4.5	21%
Net borrowings (repayments) of film related obligations	(12.2)	—	(12.2)	NM
Free cash flow (use)*	$42.4	$88.6	$(46.2)	(52)%

Net cash (debt)*	$(120.8)	$143.2	$(264.0)	NM
* Please refer to the non-GAAP financial tables attached

Net cash provided by operating activities was $71.2 million, compared to $109.7 million in the prior year period, primarily driven by higher inventory spend, higher interest payments and lower customer remittances. Free cash flow (a non-GAAP measure of operations explained in the accompanying tables) was $42.4 million in fiscal 2025, compared to $88.6 million in the prior period.

Net debt was $120.8 million compared to a net cash position of $143.2 million in the prior year period, reflecting the Company’s borrowings under its recently upsized revolving credit facility to fund the acquisition of 9 Story Media Group.

The Company distributed $5.6 million in dividends and repurchased 185,378 shares of its common stock for $5.0 million in the second quarter. The Company expects to continue purchasing shares, from time to time as conditions allow, on the open market or in negotiated private transactions for the foreseeable future.

Fiscal Year-To-Date 2025 Review

In $ millions (except per share data)	Year-To-Date		Change
	Fiscal 2025	Fiscal 2024	$	%
Revenues	$781.8	$791.1	$(9.3)	(1)%

Operating income (loss)	$(13.8)	$2.2	$(16.0)	NM
Earnings (loss) before taxes	$(21.8)	$3.5	$(25.3)	NM
Diluted earnings (loss) per share	$(0.48)	$0.09	$(0.57)	NM

Operating income (loss), ex. one-time items *	$(6.7)	$8.5	$(15.2)	NM
Diluted earnings (loss) per share, ex. one-time items*	$(0.29)	$0.23	$(0.52)	NM

Adjusted EBITDA *	$48.2	$53.4	$(5.2)	(10)%
* Please refer to the non-GAAP financial tables attached

Revenues decreased 1% to $781.8 million year to date, primarily due to timing-related revenue declines in Children’s Book Publishing and Distribution in the second quarter, and lower supplemental curriculum and collections product sales in Education Solutions, partly offset by the contribution of 9 Story Media Group, recorded in the Entertainment segment.

Operating loss was $13.8 million in the first half of fiscal 2025, compared to operating income of $2.2 million a year ago, including $7.1 million and $6.3 million in one-time charges related to restructuring and cost-savings activities in each period, respectively. Excluding one-time charges, operating income decreased $15.2 million from a year ago. Adjusted EBITDA decreased $5.2 million to $48.2 million. These results primarily reflect lower revenues in the second quarter and the impact of the 9 Story Media Group acquisition. As part of the acquisition, the Company incurred $4.2 million of intangible amortization during the period. Excluding the amortization, operating loss was $9.6 million.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations including, as noted above, “Adjusted EBITDA” and “Free Cash Flow”. Please refer to the non-GAAP financial tables attached to this press release for supporting details on the impact of one-time items on operating income, net income and diluted EPS, and the use of non-GAAP financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Conference Call
The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, December 19, 2024. Peter Warwick, Scholastic President and Chief Executive Officer, and Haji Glover, the Company’s Chief Financial Officer, Executive Vice President, will moderate the call.

A live webcast of the call can be accessed at https://edge.media-server.com/mmc/p/m98wgyws/. To access the conference call by phone, please go to https://register.vevent.com/register/BIba13029c72e1414fa441a92404a14a4d, which will provide dial-in details. To avoid delays, participants are encouraged to dial into the conference call five minutes ahead of the scheduled start time. Shortly following the call, an archived webcast and accompanying slides from the conference call will be posted at investor.scholastic.com.
About Scholastic
For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been meeting children where they are – at school, at home and in their communities – by creating quality content and experiences, all beginning with literacy. Scholastic delivers stories, characters, and learning moments that empower all kids to become lifelong readers and learners through bestselling children's books, literacy- and knowledge-building resources for schools including classroom magazines, and award-winning, entertaining children's media. As the world's largest publisher and distributor of children's books through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online, and with a global reach into more than 135 countries, Scholastic encourages the personal and intellectual growth of all children, while nurturing a lifelong relationship with reading, themselves, and the world around them. Learn more at www.scholastic.com.

Contact

Investors:
Jeffrey Mathews
(212) 343-6741, investor_relations@scholastic.com

Media:
Anne Sparkman
(212) 343-6657, asparkman@scholastic.com

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children’s book and educational materials markets generally and acceptance of the Company’s products within those markets, and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

Table 1

Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except shares and per share data)

	Three months ended		Six months ended
	11/30/24	11/30/23	11/30/24	11/30/23
Revenues (1)	$544.6	$562.6	$781.8	$791.1
Operating costs and expenses:
Cost of goods sold	228.6	234.1	356.9	364.1
Selling, general and administrative expenses (2)	224.9	213.1	407.0	397.3
Depreciation and amortization	16.3	14.1	31.6	27.5
Asset impairments and write downs (2)	0.1	—	0.1	—
Total operating costs and expenses	469.9	461.3	795.6	788.9
Operating income (loss)	74.7	101.3	(13.8)	2.2
Interest income (expense), net	(4.4)	0.4	(7.4)	1.8
Other components of net periodic benefit (cost)	(0.3)	(0.2)	(0.6)	(0.5)
Earnings (loss) before income taxes	70.0	101.5	(21.8)	3.5
Provision (benefit) for income taxes (3)	21.2	24.6	(8.1)	0.8
Net income (loss) (1)	48.8	76.9	(13.7)	2.7
Basic and diluted earnings (loss) per share of Class A and Common Stock (4)
Basic	$1.73	$2.51	$(0.48)	$0.09
Diluted	$1.71	$2.45	$(0.48)	$0.09
Basic weighted average shares outstanding	28,234	30,653	28,309	31,159
Diluted weighted average shares outstanding	28,586	31,442	28,757	32,038
(1) The financial results of 9 Story Media Group from the date of acquisition on June 20, 2024 through November 30, 2024 are included in the Company’s consolidated results of operations as of November 30, 2024. The unaudited pro-forma consolidated results of operations as if the acquisition had occurred on June 1, 2023, the beginning of fiscal 2024, includes revenues of $544.6 and $787.5 and net income of $48.8 and net loss of $15.5 for the three and six months ended November 30, 2024, respectively, and revenues of $578.8 and $827.1 and net income of $73.9 and net loss of $4.9 for the three and six months ended November 30, 2023, respectively.

(2) In the three and six months ended November 30, 2024, the Company recognized pretax severance of $3.8 and $5.0, respectively, related to cost-savings initiatives and pretax costs of $0.4 and $2.1, respectively, related to the acquisition of 9 Story Media Group. In the six months ended November 30, 2023, the Company recognized pretax severance of $6.3 related to cost-savings initiatives.

(3) In the three and six months ended November 30, 2024, the Company recognized a benefit of $1.0 and $1.7, respectively, for income taxes in respect to one-time pretax items. In the six months ended November 30, 2023, the Company recognized a benefit of $1.6 for income taxes in respect to one-time pretax items.

(4) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

Table 2

Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	Three months ended		Change		Six months ended		Change
	11/30/24	11/30/23	$	%	11/30/24	11/30/23	$	%
Children’s Book Publishing and Distribution (1)
Revenues
Books Clubs	$33.2	$32.4	$0.8	2%	$35.9	$35.0	$0.9	3%
Book Fairs	231.0	242.1	(11.1)	(5)%	259.8	269.4	(9.6)	(4)%
School Reading Events	264.2	274.5	(10.3)	(4)%	295.7	304.4	(8.7)	(3)%
Consolidated Trade	102.8	117.9	(15.1)	(13)%	176.7	190.4	(13.7)	(7)%
Total Revenues	367.0	392.4	(25.4)	(6)%	472.4	494.8	(22.4)	(5)%
Operating income (loss)	102.1	111.6	(9.5)	(9)%	65.5	70.6	(5.1)	(7)%
Operating margin	27.8%	28.4%			13.9%	14.3%

Education Solutions
Revenues	71.2	81.0	(9.8)	(12)%	126.9	147.0	(20.1)	(14)%
Operating income (loss)	(0.5)	5.8	(6.3)	(109)%	(17.5)	(12.9)	(4.6)	(36)%
Operating margin	NM	7.2%			NM	NM

Entertainment (1)
Revenues	16.8	0.4	16.4	NM	33.4	0.8	32.6	NM
Operating income (loss)	(4.7)	(0.8)	(3.9)	NM	(5.2)	(1.3)	(3.9)	NM
Operating margin	NM	NM			NM	NM

International
Revenues	86.7	86.5	0.2	0%	143.5	143.7	(0.2)	(0)%
Operating income (loss)	5.7	8.0	(2.3)	(29)%	(2.6)	(0.2)	(2.4)	NM
Operating margin	6.6%	9.2%			NM	NM

Overhead
Revenues	2.9	2.3	0.6	26%	5.6	4.8	0.8	17%
Operating income (loss)	(27.9)	(23.3)	(4.6)	(20)%	(54.0)	(54.0)	0.0	NM

Operating income (loss)	$74.7	$101.3	$(26.6)	(26)%	$(13.8)	$2.2	$(16.0)	NM
NM - Not meaningful
(1) The newly formed Entertainment segment includes the operations of Scholastic Entertainment Inc. (SEI), which were included in the Children’s Book Publishing and Distribution segment in prior periods, and 9 Story Media Group. The financial results for SEI for the three and six months ended November 30, 2023 have been reclassified to Entertainment to reflect this change.

Table 3

Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items
			11/30/24	11/30/23
Cash and cash equivalents			$139.6	$149.5
Accounts receivable, net			293.0	311.8
Inventories, net			282.0	302.3
Accounts payable			157.2	159.5
Deferred revenue			225.0	225.0
Accrued royalties			67.3	57.5
Film related obligations			21.6	—
Lines of credit and long-term debt			256.2	6.3
Net cash (debt) (1)			(120.8)	143.2
Total stockholders’ equity			986.0	1,079.1

Selected Cash Flow Items
	Three months ended		Six months ended
	11/30/24	11/30/23	11/30/24	11/30/23
Net cash provided by (used in) operating activities	$71.2	$109.7	$29.3	$71.6
Property, plant and equipment additions	(10.9)	(14.8)	(30.9)	(29.1)
Prepublication expenditures	(5.7)	(6.3)	(10.1)	(11.7)
Net borrowings (repayments) of film related obligations	(12.2)	—	(14.6)	—
Free cash flow (use) (2)	$42.4	$88.6	$(26.3)	$30.8
(1) Net cash (debt) is defined by the Company as cash and cash equivalents less production cash of $4.2 as of November 30, 2024, net of lines of credit, short-term and long-term debt. Film related obligations are not included. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company’s effective leverage and financing needs.

(2) Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances) and cash acquired through acquisitions and from sale of assets, reduced by spending on property, plant and equipment and prepublication costs and adjusted for net cash flows from film related obligations. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

Table 4

Scholastic Corporation
Supplemental Results
Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	Three months ended
	11/30/2024			11/30/2023
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$1.71	$0.11	$1.82	$2.45	$—	$2.45
Net income (loss) (2)	$48.8	$3.2	$52.0	$76.9	$—	$76.9
Earnings (loss) before income taxes	$70.0	$4.2	$74.2	$101.5	$—	$101.5

Children’s Book Publishing and Distribution (3)	$102.1	$—	$102.1	$111.6	$—	$111.6
Education Solutions	(0.5)	—	(0.5)	5.8	—	5.8
Entertainment (3) (4)	(4.7)	0.8	(3.9)	(0.8)	—	(0.8)
International (5)	5.7	1.4	7.1	8.0	—	8.0
Overhead (6)	(27.9)	2.0	(25.9)	(23.3)	—	(23.3)
Operating income (loss)	$74.7	$4.2	$78.9	$101.3	$—	$101.3
	Six months ended
	11/30/2024			11/30/2023
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$(0.48)	$0.19	$(0.29)	$0.09	$0.15	$0.23
Net income (loss) (2)	$(13.7)	$5.4	$(8.3)	$2.7	$4.7	$7.4
Earnings (loss) before income taxes	$(21.8)	$7.1	$(14.7)	$3.5	$6.3	$9.8

Children’s Book Publishing and Distribution (3)	$65.5	$—	$65.5	$70.6	$—	$70.6
Education Solutions	(17.5)	—	(17.5)	(12.9)	—	(12.9)
Entertainment (3) (4)	(5.2)	2.5	(2.7)	(1.3)	—	(1.3)
International (5)	(2.6)	1.4	(1.2)	(0.2)	1.2	1.0
Overhead (6)	(54.0)	3.2	(50.8)	(54.0)	5.1	(48.9)
Operating income (loss)	$(13.8)	$7.1	$(6.7)	$2.2	$6.3	$8.5
(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on rounded numbers may not yield the results as presented.
(2) In the three and six months ended November 30, 2024, the Company recognized a benefit of $1.0 and $1.7, respectively, for income taxes in respect to one-time pretax items. In the six months ended November 30, 2023, the Company recognized a benefit of $1.6 for income taxes in respect to one-time pretax items.

(3) The newly formed Entertainment segment includes the operations of Scholastic Entertainment Inc. (SEI), which were included in the Children’s Book Publishing and Distribution segment in prior periods, and 9 Story Media Group. The financial results for SEI for the three and six months ended November 30, 2023 have been reclassified to Entertainment to reflect this change.

(4) In the three and six months ended November 30, 2024, the Company recognized pretax severance of $0.4 related to cost-savings initiatives and pretax costs of $0.4 and $2.1, respectively, related to the acquisition of 9 Story Media Group.

(5) In the three and six months ended November 30, 2024, the Company recognized pretax severance of $1.4 related to cost-savings initiatives. In the six months ended November 30, 2023, the Company recognized pretax severance of $1.2 related to cost-savings initiatives.

(6) In the three and six months ended November 30, 2024, the Company recognized pretax severance of $2.0 and $3.2, respectively, related to cost-savings initiatives. In the six months ended November 30, 2023, the Company recognized pretax severance of $5.1 related to restructuring and cost-savings initiatives.

Table 5

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	Three months ended
	11/30/24	11/30/23
Earnings (loss) before income taxes as reported	$70.0	$101.5
One-time items before income taxes	4.2	—
Earnings (loss) before income taxes excluding one-time items	74.2	101.5
Interest (income) expense (1)	4.2	(0.4)
Depreciation and amortization (2)	30.3	22.9
Adjusted EBITDA (3)	$108.7	$124.0
	Six months ended
	11/30/24	11/30/23
Earnings (loss) before income taxes as reported	$(21.8)	$3.5
One-time items before income taxes	7.1	6.3
Earnings (loss) before income taxes excluding one-time items	(14.7)	9.8
Interest (income) expense (1)	7.6	(1.8)
Depreciation and amortization (2)	55.3	45.4
Adjusted EBITDA (2)	$48.2	$53.4
(1) For the three and six months ended November 30, 2024, amounts include production loan interest amortized into cost of goods sold.
(2) For the three and six months ended November 30, 2024, amounts include prepublication and production cost amortization of $10.7 and $17.4, respectively, and depreciation of $0.8 and $1.5, respectively, recognized in cost of goods sold, amortization of deferred financing costs of less than $0.1 and $0.1, respectively, and amortization of capitalized cloud software of $2.5 and $4.7, respectively, recognized in selling, general and administrative expenses. For the three and six months ended November 30, 2023, amounts include prepublication amortization of $6.6 and $13.3, respectively, and depreciation of $0.6 and $1.2, respectively, recognized in cost of goods sold, amortization of deferred financing costs of less than $0.1 and $0.1, respectively, and amortization of capitalized cloud software of $1.6 and $3.3, respectively, recognized in selling, general and administrative expenses.

(3) Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Table 6

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA by Segment
(Unaudited)
(In $ Millions)

	Three months ended
	11/30/24
	CBPD (1) (2)	EDUC (1)	ENT (1) (2)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$102.1	$(0.5)	$(5.7)	$5.2	$(31.1)	$70.0
One-time items before income taxes	—	—	0.8	1.4	2.0	4.2
Earnings (loss) before income taxes excluding one-time items	102.1	(0.5)	(4.9)	6.6	(29.1)	74.2
Interest (income) expense (3)	0.1	0.0	0.7	0.0	3.4	4.2
Depreciation and amortization (4)	7.8	6.2	8.0	2.1	6.2	30.3
Adjusted EBITDA (5)	$110.0	$5.7	$3.8	$8.7	$(19.5)	$108.7
	Three months ended
	11/30/23
	CBPD (1) (2)	EDUC (1)	ENT (1) (2)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$111.6	$5.8	$(0.8)	$7.6	$(22.7)	$101.5
One-time items before income taxes	—	—	—	—	—	—
Earnings (loss) before income taxes excluding one-time items	111.6	5.8	(0.8)	7.6	(22.7)	101.5
Interest (income) expense (3)	0.1	0.0	—	0.0	(0.5)	(0.4)
Depreciation and amortization (4)	8.0	7.8	0.1	1.6	5.4	22.9
Adjusted EBITDA (5)	$119.7	$13.6	$(0.7)	$9.2	$(17.8)	$124.0

	Six months ended
	11/30/24
	CBPD (1) (2)	EDUC (1)	ENT (1) (2)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$65.5	$(17.5)	$(6.8)	$(3.5)	$(59.5)	$(21.8)
One-time items before income taxes	—	—	2.5	1.4	3.2	7.1
Earnings (loss) before income taxes excluding one-time items	65.5	(17.5)	(4.3)	(2.1)	(56.3)	(14.7)
Interest (income) expense (3)	0.1	0.0	1.8	0.0	5.7	7.6
Depreciation and amortization (4)	15.3	12.4	11.5	4.0	12.1	55.3
Adjusted EBITDA (5)	$80.9	$(5.1)	$9.0	$1.9	$(38.5)	$48.2
	Six months ended
	11/30/23
	CBPD (1) (2)	EDUC (1)	ENT (1) (2)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$70.5	$(12.9)	$(1.3)	$(0.9)	$(51.9)	$3.5
One-time items before income taxes	—	—	—	1.2	5.1	6.3
Earnings (loss) before income taxes excluding one-time items	70.5	(12.9)	(1.3)	0.3	(46.8)	9.8
Interest (income) expense (3)	0.1	0.0	—	(0.1)	(1.8)	(1.8)
Depreciation and amortization (4)	15.7	15.6	0.2	3.5	10.4	45.4
Adjusted EBITDA (5)	$86.3	$2.7	$(1.1)	$3.7	$(38.2)	$53.4
(1) The Company’s segments are defined as the following: CBPD - Children's Book Publishing and Distribution segment; EDUC - Education Solutions segment; ENT - Entertainment segment; INTL - International segment; OVH - unallocated overhead.
(2) The newly formed Entertainment segment includes the operations of Scholastic Entertainment Inc. (SEI), which were included in the Children’s Book Publishing and Distribution segment in prior periods, and 9 Story Media Group. The financial results for SEI for the three and six months ended November 30, 2023 have been reclassified to Entertainment to reflect this change.

(3) For the three and six months ended November 30, 2024, amounts include production loan interest amortized into cost of goods sold.
(4) Depreciation and amortization in the Children’s Book Publishing and Distribution, Education Solutions and International segments includes amounts allocated from overhead.
(5) Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.